UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

NRG YIELD, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36002	46-1777204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 524-4500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

NRG Yield, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 6, 2014, in Philadelphia, Pennsylvania.  Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.

(a) Proposal 1 – Election of seven directors

Name	Votes For	Withheld	Broker Non-Votes
David Crane	56,744,024	5,037,943	1,590,068
John F. Chlebowski	61,650,431	131,536	1,590,068
Kirkland B. Andrews	56,140,493	5,641,474	1,590,068
Brian R. Ford	61,666,531	115,436	1,590,068
Mauricio Gutierrez	56,139,683	5,642,284	1,590,068
Ferrell P. McClean	61,666,656	115,311	1,590,068
Christopher S. Sotos	56,144,183	5,637,784	1,590,068

With respect to the foregoing Proposal 1, all seven directors were elected and each received a plurality of the votes cast at the Annual Meeting.

(b) Proposal 2 – Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2014 fiscal year

Votes For	Votes Against	Abstentions	Broker Non-Votes
63,357,730	5,154	9,151	—

The foregoing Proposal 2 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Yield, Inc.
(Registrant)

By:	/s/ David R. Hill
David R. Hill
Executive Vice President and General Counsel

Dated:  May 12, 2014